                                                                     EXHIBIT 4.1

                             AMENDMENT NUMBER THREE
                           TO STOCKHOLDERS AGREEMENT

     AMENDMENT, dated as of August 11, 1999, to the Stockholders Agreement (the "Stockholders Agreement") dated as of August 21, 1998, as previously amended by amendments number one and two, among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the "Company") and each of the STOCKHOLDERS of the Company listed on Schedule I thereto (collectively, the "Stockholders" and each individually, a "Stockholder");

     WHEREAS, Robert A. Crown, Barbara A. Crown, RC Investors Corp., BC Investors Corp., the Grantor Retained Annuity Trust of Robert A. Crown, the Grantor Retained Annuity Trust of Barbara A. Crown, RACG Holdings LLC, BACG Holdings LLC and Crown Management Services (collectively, the "Crown Group") and the Company have entered into an agreement dated August 5, 1999 (the "Crown Agreement") with respect to certain separation arrangements involving the Crown Group;

     WHEREAS, the Company and the Crown Group have proposed to enter into certain transactions (the "DECS Transactions") involving the issuance and sale by DECS Trust V, a Delaware business trust (the "DECS Trust"), of a minimum of 5,000,000 and a maximum of 5,645,000 DECS securities as set forth in greater detail in the registration statement on Form N-2 (Registration No. 333-83965) filed by the DECS Trust with the Securities and Exchange Commission and in an Underwriting Agreement among the DECS Trust, the Company, the Crown Group, Salomon Smith Barney Inc. and Goldman, Sachs & Co. and four Forward Purchase Agreements among RC Investors, BC Investors, BACG and RACG, respectively, and the DECS Trust;

     WHEREAS, the Crown Group entered into the Crown Agreement in part as consideration for participation by the Company in the consummation of the DECS Transactions;

     WHEREAS, pursuant to Section 6.04 of the Stockholders Agreement, the Stockholders Agreement may be amended by the mutual agreement of the parties thereto;

     WHEREAS, the Company and the Stockholders (including Robert A. Crown and Barbara A. Crown) have agreed to amend the Stockholders Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and the respective agreements, acknowledgments and confirmations hereinafter set forth and set forth in the Stockholders Agreement, the parties hereto agree as follows:

     SECTION 1. Amendment. (a) The Company and the Stockholders hereby agree that all rights, responsibilities or other obligations of any kind or nature whatsoever relating to the Crown Group and arising under the Stockholders Agreement other than the rights of the Crown Group as set forth in Section 3.10 of the Stockholders Agreement shall hereby be terminated, including, without limitation, the Crown Group's existing obligation (as set forth in Section 3.05 of the Stockholders Agreement) to vote or act by written consent in favor of, or against, the election of any persons nominated to be a Director of the Company.

     (b) Section 3.10 of the Stockholders Agreement is amended to read as follows:

     "SECTION 3.10. Company Name. So long as the Ownership Interest of the Crown Group is at least 1% or they otherwise consent in writing, the Company covenants and agrees (subject to the limitations below) to use its best efforts to (i) retain a name beginning with "Crown Castle", (ii) retain or cause the name of its principal affiliate owning communication towers in the United States to begin with "Crown," (iii) upon a merger, consolidation, amalgamation, roll-up or any other transaction with a similar effect involving the Company (including, without limitation, a merger or roll-up involving Castle Transmission Services (Holdings) Ltd. or any of its Affiliates), cause the successor or surviving entity to retain or have a name beginning with "Crown Castle," (iv) cause the corporate names of all of the Company's subsidiaries conducting significant business in the United States to begin with "Crown" other than The TEA Group Inc., TeleStructures Inc. and Spectrum Site Management Corporation and any other subsidiary with goodwill associated with the corporate name as determined by the Board in its reasonable discretion, and (v) cause Crown Castle and all of its subsidiaries worldwide to retain the "CCIC Logo". For purposes of this Agreement, the "CCIC Logo" shall be a logo in the form attached hereto as Exhibit "A" which is incorporated herein by reference. Notwithstanding the above, the above covenants and agreement shall not (a) require the Company (including any successor entity), any stockholder of the Company or member of the Board to incur any costs, expenses or losses of any nature or amount including, without limitation, losses relating to potential corporate opportunity or foregone stockholder value (price, content or any other item), (b) prevent or delay the Company (including any successor entity) from consummating or negotiating any proposed transaction or (c) require any member of the Board to breach any duty and obligation to the Company or its stockholders. Consent of the Crown Group shall be deemed given if written consent is obtained from members of the Crown Group holding more than 50% of the Common Stock held by such persons at the time of the determination."

     SECTION 2. Acknowledgments. The Company and each Stockholder acknowledges and confirms the following:

          (a) For purposes solely of Section 3.10 of the Stockholders Agreement, the Crown Group shall be deemed to retain their Ownership Interest in the Shares subject to the DECS Transactions (the "DECS Shares"), so long as either (i) the Crown Group retains beneficial ownership of the DECS Shares or (ii) the DECS Shares continue to be held by a custodian pursuant to the terms of the Forward Purchase Agreements.

          (b) In connection with the DECS Transactions, the Crown Group has complied in all respects with its obligations under the provisions of Article II of the Stockholders Agreement.

          (c) Any tag-along or transfer rights or other restrictions (as set forth in Article V of the Stockholders Agreement) with respect to any present or future sale of the Shares in connection with the Crown Group's DECS Transactions and any right to register Company securities (as set forth in Article IV of the Stockholders Agreement) by means of the DECS Registration Statement filed as part of the Crown Group's DECS Transactions have been waived by such Stockholder.

     SECTION 3. Construction: Continuing Effect. This Agreement shall be construed in connection with and as part of the Stockholders Agreement and each reference to the Stockholders Agreement contained in any other document shall mean the Stockholders Agreement as amended hereby. As amended hereby, the Stockholders Agreement shall continue in full force and effect. Terms used but not defined in this Amendment Number Three to Stockholders Agreement shall have the meaning ascribed to such term in the Stockholders Agreement.

     SECTION 4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as every party has signed at least one counterpart.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             CROWN CASTLE INTERNATIONAL CORP.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             TELEDIFFUSION DE FRANCE
                              INTERNATIONAL S.A.


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             DIGITAL FUTURE INVESTMENTS B.V.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement


August ____, 1999             CANDOVER INVESTMENTS, PLC


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER (TRUSTEES) LIMITED


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              UK Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              UK No. 2 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              US No. 1 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:


CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             CANDOVER PARTNERS LIMITED
                              (as general partner of the Candover 1994
                              US No. 2 Limited Partnership)


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August____, 1999              _________________________________________
                              TED B. MILLER, JR.



August ____, 1999             _________________________________________
                              ROBERT H. SINGLETON, Trustee
                              The Miller 1996 Gift Trusts

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August____, 1999                    ____________________________________
                                    ROBERT A. CROWN


August ____, 1999                   ____________________________________
                                    BARBARA A. CROWN


August ____, 1999                   RC INVESTORS CORP.
                                    a Delaware corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________


August ____, 1999                   BC INVESTORS CORP.
                                    a Delaware corporation

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________


August ____, 1999                   RACG Holdings LLC
                                    Limited Liability Company

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________


August ____, 1999                   BACG Holdings LLC
                                    Limited Liability Company

                                    By: ________________________________
                                    Name: ______________________________
                                    Title: _______________________________

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             BERKSHIRE FUND III,
                              A LIMITED PARTNERSHIP


                              By:   ____________________________________
                                    a Managing Member

August ____, 1999             BERKSHIRE FUND IV,
                              LIMITED PARTNERSHIP


                              By:   ____________________________________
                                    a Managing Member

August ____, 1999             BERKSHIRE INVESTORS LLC


                              By:   ____________________________________
                                    a Managing Member

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             NASSAU CAPITAL PARTNERS II, L.P.

                              By Nassau Capital L.L.C.,
                              its General Partner


                              By:   ____________________________________
                                    Name:
                                    Title:



August ____, 1999             NAS PARTNERS I, L.L.C.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             FAY, RICHWHITE COMMUNICATIONS
                               LIMITED


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             PNC VENTURE CORP.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             NEW YORK LIFE INSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             HARVARD PRIVATE CAPITAL
                              HOLDINGS, INC.


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             AMERICAN HOME ASSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             CENTENNIAL FUND IV, L.P.
                              By:    Centennial Holdings V, L.P.
                                     its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CENTENNIAL FUND V, L.P.
                              By:   Centennial Holdings V, L.P.
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

August ____, 1999             CENTENNIAL ENTREPRENEURS FUND V, L.P.
                              By:   Centennial Holdings V, L.P.
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title:

CROWN CASTLE INTERNATIONAL CORP.
Amendment Number Three to Stockholders Agreement



August ____, 1999             PRIME VIII, L.P.
                              By:   Prime SKA I, LLC
                                    its general partner


                              By:   ____________________________________
                                    Name:
                                    Title: